Exhibit 99

News Release

Contacts:
Media	Investor Relations
Robert C. Ferris	Elena Doom
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	elena.doom@honeywell.com

HONEYWELL REPORTS FIRST QUARTER 2014

SALES OF $9.7 BILLION; EPS OF $1.28 PER SHARE

•	Organic Sales Growth 1%, Up 3% Excluding Defense & Space
•	EPS Up 6% Year-Over-Year Reported, Up 10% Using Normalized Tax Rate
•	$0.10 EPS Gain Funding $0.11 EPS Restructuring And Other Actions
•	Increasing Proforma EPS Guidance To $5.40 - $5.55, From $5.35 - $5.55

MORRIS TOWNSHIP, N.J., April 17, 2014 -- Honeywell (NYSE: HON) today announced its results for the first quarter of 2014:

Total Honeywell
($ Millions, except Earnings Per Share)	1Q 2013	1Q 2014	Change
Sales	9,328	9,679	4%

Segment Margin	16.2%	16.5%	30 bps
Operating Income Margin	14.1%	14.2%	10 bps

Earnings Per Share	$1.21	$1.28	6%
Earnings Per Share (At 26.5% Tax Rate)	$1.16	$1.28	10%

Cash Flow from Operations	341	688	102%
Free Cash Flow *	193	496	157%

* Cash Flow from Operations Less Capital Expenditures

“Honeywell had a good start to the year with strong margin expansion driving better than expected earnings,” said Honeywell Chairman and CEO Dave Cote.  “We saw 3% organic sales growth ex-Defense & Space, with strong execution across each of the businesses driving earnings above the high-end of our guidance.  We remain cautiously optimistic on the macro environment, even with some nice momentum exiting the quarter in our short-cycle and long-cycle businesses driving organic sales growth acceleration as we progress through the year. As a result of the first quarter performance and overall favorable outlook for our key end markets, we’re raising the low-end of our 2014 Proforma EPS outlook by $0.05 and our new guidance range is $5.40-$5.55. We are also increasing our cash flow forecast for the year given the strong first quarter working capital performance.  We remain confident in our outlook and intend to perform better than our peers

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Q1’14 Results - 2

driven by our diversity of opportunity, relentless seed planting in new products and technologies, continued penetration of High Growth Regions (HGRs), and growing traction on key process initiatives.  We’ve also proactively redeployed non-operating gains and operational earnings to fund smart new repositioning projects benefiting 2015 and beyond. Our recently announced organizational changes demonstrate the strength of our organization, add further evidence to the effectiveness of the Honeywell operating model, and reaffirm our belief that the best is yet to come for Honeywell.”

The company is updating its full-year 2014 guidance and now expects:

Full-Year Guidance
	2014	2014	Change
	Prior Guidance	Revised Guidance	vs. 2013
Sales	$40.3 - $40.7B	$40.3 - $40.7B	3% - 4%

Segment Margin	16.6% - 16.9%	16.6% - 16.9%	30 - 60 bps[3]
Operating Income Margin[1]	15.2% - 15.5%	15.2% - 15.5%	100 - 130 bps

Earnings Per Share[1]	$5.35 - $5.55	$5.40 - $5.55	9% - 12%

Free Cash Flow[2]	$3.5 - $3.7B	$3.8 - $4.0B	~15%
1.	Proforma, V% / bps Exclude Pension Mark-to-Market Adjustment
2.	Cash Flow from Operations Less Capital Expenditures; Definition of Free Cash Flow No Longer Excludes NARCO Trust Establishment Payments, Cash Pension Contributions, and Cash Taxes Relating to the Sale of Available for Sale Investments
3.	Segment Margin ex-M&A up 50 - 80 bps

In April 2014, Honeywell announced the realignment of our Honeywell Process Solutions (HPS) business from Automation and Control Solutions (ACS) into Performance Materials and Technologies (PMT). Effective with the reporting of second quarter 2014 results, Honeywell will report its financial performance based on the inclusion of HPS in PMT. During the second quarter of 2014 Honeywell will make available segment results revised for the new reporting structure to provide financial information on a basis consistent with the new reporting structure.

First Quarter Segment Performance

Aerospace
($ Millions)	1Q 2013	1Q 2014	% Change
Sales	2,911	2,858	(2%)
Segment Profit	551	549	~Flat
Segment Margin	18.9%	19.2%	30 bps

•	Sales were down (2%) compared with the first quarter of 2013 driven by an (8%) decline in Defense & Space sales as a result of planned program ramp downs and delays, as well as lower

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Q1’14 Results - 3

Government Services, partially offset by Commercial growth. Commercial OE sales were up 1% in the quarter driven by continued strong OE build rates and favorable platform mix, partially offset by lower regional jet sales. Commercial Aftermarket growth of 4% was driven by a 14% increase in spares sales, partially offset by lower maintenance activities.
•	Segment profit was approximately flat, and segment margins expanded 30 bps to 19.2%, driven by commercial excellence, productivity net of inflation and favorable aftermarket mix, partially offset by lower volume.
Automation and Control Solutions
($ Millions)	1Q 2013	1Q 2014	% Change
Sales	3,786	4,074	8%
Segment Profit	523	580	11%
Segment Margin	13.8%	14.2%	40 bps

•	Sales were up 8% reported, 2% organic, compared with the first quarter of 2013, primarily driven by the favorable impact of acquisitions, growth in Energy, Safety, and Security, particularly Environmental and Combustion Controls (ECC) and Life Safety, with continued strong sales in U.S. residential end markets, new product introductions, and improving non-residential activity, partially offset by anticipated program ramp downs in Scanning & Mobility. ACS also had higher service and software sales in Process Solutions.
•	Segment profit was up 11% and segment margins expanded 40 bps to 14.2% driven by higher sales volume, commercial excellence and productivity net of inflation, partially offset by the dilutive impact of acquisitions and continued investments for growth.
Performance Materials and Technologies
($ Millions)	1Q 2013	1Q 2014	% Change
Sales	1,717	1,754	2%
Segment Profit	374	364	(3%)
Segment Margin	21.8%	20.8%	(100) bps

•	Sales were up 2% compared with the first quarter of 2013, driven by increased UOP catalyst and gas processing volume and higher volumes in Advanced Materials, partially offset by lower equipment, licensing and service sales, and pricing headwinds in Fluorine Products and Resins & Chemicals, which are expected to moderate over the remainder of the year.
•	Segment profit was down (3%) and segment margins decreased (100) bps to 20.8%, driven by unfavorable petrochemical catalyst shipment mix versus the prior year, price/raw headwinds in Fluorine Products and Resins & Chemicals, and continued investments for growth, partially offset by productivity net of inflation.

Transportation Systems
($ Millions)	1Q 2013	1Q 2014	% Change
Sales	914	993	9%
Segment Profit	111	154	39%
Segment Margin	12.1%	15.5%	340 bps

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Q1’14 Results - 4

•	Sales were up 9% reported, 7% organic, compared with the first quarter of 2013, driven by continued growth from new platform launches, higher global turbo gas penetration and light vehicle production, and increased commercial vehicle demand globally.
•	Segment profit was up 39% and segment margins increased 340 bps to 15.5% primarily driven by strong Turbo productivity and volume leverage, and operational improvements.

Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EDT. To participate, please dial (800) 862-9098 (domestic) or (785) 424-1051 (international) a few minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s first quarter 2014 investor conference call or provide the conference code HONQ114. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (http://www.honeywell.com/investor). Investors can access a replay of the conference call from 12:00 p.m. EDT, April 17, until 11:59 p.m. EDT, April 24, by dialing (800) 839-1162 (domestic) or (402) 220-0398 (international).

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

Q1’14 Results - 5

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
Product sales	$7,845	$7,474
Service sales	1,834	1,854
Net sales	9,679	9,328
Costs, expenses and other
Cost of products sold (A)	5,779	5,567
Cost of services sold (A)	1,188	1,216
	6,967	6,783
Selling, general and administrative expenses (A)	1,339	1,229
Other (income) expense	(117)	(28)
Interest and other financial charges	79	84
	8,268	8,068
Income before taxes	1,411	1,260
Tax expense	375	291
Net income	1,036	969
Less: Net income attributable to the noncontrolling interest	19	3
Net income attributable to Honeywell	$1,017	$966
Earnings per share of common stock - basic	$1.30	$1.23
Earnings per share of common stock - assuming dilution	$1.28	$1.21
Weighted average number of shares outstanding-basic	784.9	785.8
Weighted average number of shares outstanding - assuming dilution	796.4	797.1

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Q1’14 Results - 6

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
Net Sales	2014	2013
Aerospace	$2,858	$2,911
Automation and Control Solutions	4,074	3,786
Performance Materials and Technologies	1,754	1,717
Transportation Systems	993	914
Total	$9,679	$9,328

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended
	March 31,
Segment Profit	2014	2013
Aerospace	$549	$551
Automation and Control Solutions	580	523
Performance Materials and Technologies	364	374
Transportation Systems	154	111
Corporate	(51)	(51)
Total segment profit	1,596	1,508
Other income (expense) (A)	111	19
Interest and other financial charges	(79)	(84)
Stock compensation expense (B)	(52)	(54)
Pension ongoing income (B)	61	21
Other postretirement expense (B)	(12)	(22)
Repositioning and other charges (B)	(214)	(128)
Income before taxes	$1,411	$1,260

(A) Equity income (loss) of affiliated companies is included in segment profit.

(B) Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q1’14 Results - 7

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$6,672	$6,422
Accounts, notes and other receivables	8,081	7,929
Inventories	4,407	4,293
Deferred income taxes	840	849
Investments and other current assets	1,531	1,671
Total current assets	21,531	21,164
Investments and long-term receivables	465	393
Property, plant and equipment - net	5,284	5,278
Goodwill	13,028	13,046
Other intangible assets - net	2,445	2,514
Insurance recoveries for asbestos related liabilities	584	595
Deferred income taxes	217	368
Other assets	2,223	2,077
Total assets	$45,777	$45,435

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,133	$5,174
Short-term borrowings	88	97
Commercial paper	2,399	1,299
Current maturities of long-term debt	65	632
Accrued liabilities	6,668	6,979
Total current liabilities	14,353	14,181
Long-term debt	6,804	6,801
Deferred income taxes	757	804
Postretirement benefit obligations other than pensions	998	1,019
Asbestos related liabilities	1,156	1,150
Other liabilities	3,490	3,734
Redeemable noncontrolling interest	176	167
Shareowners’ equity	18,043	17,579
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$45,777	$45,435

Q1’14 Results - 8

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net income	$1,036	$969
Less: Net income attributable to the noncontrolling interest	19	3
Net income attributable to Honeywell	1,017	966
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation and amortization	238	248
Gain on sale of available for sale investments	(105)	—
Repositioning and other charges	214	128
Net payments for repositioning and other charges	(125)	(98)
Pension and other postretirement (income) expense	(49)	1
Pension and other postretirement benefit payments	(36)	(171)
Stock compensation expense	52	54
Deferred income taxes	2	27
Excess tax benefits from share based payment arrangements	(30)	(24)
Other	(24)	(33)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(154)	(142)
Inventories	(115)	(51)
Other current assets	236	18
Accounts payable	(41)	(295)
Accrued liabilities	(392)	(287)
Net cash provided by operating activities	688	341

Cash flows from investing activities:
Expenditures for property, plant and equipment	(192)	(148)
Proceeds from disposals of property, plant and equipment	7	—
Increase in investments	(631)	(174)
Decrease in investments	410	166
Cash paid for acquisitions, net of cash acquired	—	(122)
Other	61	(33)
Net cash used for investing activities	(345)	(311)

Cash flows from financing activities:
Net increase in commercial paper	1,100	800
Net (decrease) increase in short-term borrowings	(10)	8
Proceeds from issuance of common stock	92	164
Proceeds from issuance of long-term debt	25	7
Payments of long-term debt	(602)	(600)
Excess tax benefits from share based payment arrangements	30	24
Repurchases of common stock	(320)	(139)
Cash dividends paid	(363)	(322)
Net cash used for financing activities	(48)	(58)

Effect of foreign exchange rate changes on cash and cash equivalents	(45)	(67)
Net increase (decrease) in cash and cash equivalents	250	(95)
Cash and cash equivalents at beginning of period	6,422	4,634
Cash and cash equivalents at end of period	$6,672	$4,539

Q1’14 Results - 9

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(Dollars in millions)

	Three Months Ended March 31,
	2014	2013
Cash provided by operating activities	$688	$341
Expenditures for property, plant and equipment	(192)	(148)
Free cash flow	$496	$193

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Previously, we defined free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment, cash pension contributions, NARCO Trust establishment payments and cash taxes relating to the sale of available for sale investments.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(Dollars in millions)

Three Months Ended March 31,
2013
Cash provided by operating activities	$341
Expenditures for property, plant and equipment	(148)
$193
Cash pension contributions	134
Free cash flow	$327

Q1’14 Results - 10

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
	2014	2013
Segment Profit	$1,596	$1,508
Stock compensation expense (A)	(52)	(54)
Repositioning and other (A, B)	(220)	(137)
Pension ongoing income (A)	61	21
Other postretirement expense (A)	(12)	(22)
Operating Income	$1,373	$1,316
Segment Profit	$1,596	$1,508
÷ Sales	$9,679	$9,328
Segment Profit Margin %	16.5%	16.2%
Operating Income	$1,373	$1,316
÷ Sales	$9,679	$9,328
Operating Income Margin %	14.2%	14.1%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q1’14 Results - 11

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and
Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)
(Dollars in millions)

Twelve Months Ended
December 31,
2013
Segment Profit	$6,351
Stock compensation expense (A)	(170)
Repositioning and other (A, B)	(699)
Pension ongoing expense (A)	90
Pension mark-to-market adjustment (A)	(51)
Other postretirement expense (A)	(20)
Operating Income	$5,501
Pension mark-to-market adjustment (A)	$(51)
Operating Income excluding pension mark-to-market adjustment	$5,552
Segment Profit	$6,351
÷ Sales	$39,055
Segment Profit Margin %	16.3%
Operating Income	$5,501
÷ Sales	$39,055
Operating Income Margin %	14.1%
Operating Income excluding pension mark-to-market adjustment	$5,552
÷ Sales	$39,055
Operating Income Margin excluding pension mark-to-market adjustment %	14.2%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q1’14 Results - 12

Honeywell International Inc.
Calculation of EPS at 26.5% Tax Rate (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
Income before taxes	$1,411	$1,260
Taxes at 26.5%	374	334
Net income at 26.5% tax rate	$1,037	$926
Less: Net income attributable to the noncontrolling interest	19	3
Net income attributable to Honeywell at 26.5% tax rate	$1,018	$923
Weighted average number of shares outstanding - assuming dilution	796.4	797.1
EPS at 26.5% tax rate	$1.28	$1.16

We believe EPS adjusted to expected full-year tax rate at 26.5% is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q1’14 Results - 13

Honeywell International Inc.

EPS Impact of Gain on Sale of Available for Sale Investments (Unaudited)

(Dollars in millions, except per share amounts)

Three Months Ended March 31,
2014
Gain on sale of available for sale investments	$105
Taxes at 26.5%	28
After tax gain on sale of available for sale investments	$77
EPS impact of gain on sale of available for sale investments(1)	$0.10

(1) Utilizes weighted average shares of 796.4 million.

Q1’14 Results - 14

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

Twelve Months Ended December 31,
2013
Cash provided by operating activities	$4,335
Expenditures for property, plant and equipment	(947)
Free cash flow	$3,388

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Previously, we defined free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment, cash pension contributions, NARCO Trust establishment payments and cash taxes relating to the sale of available for sale investments.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Dollars in millions)

Twelve Months Ended December 31,
2013
Cash provided by operating activities	$4,335
Expenditures for property, plant and equipment	(947)
$3,388
Cash pension contributions	156
NARCO Trust establishment payments	164
Cash taxes relating to the sale of available for sale investments	100
Free cash flow	$3,808

Q1’14 Results - 15

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Adjustment (Unaudited)

Twelve Months Ended
December 31,
2013
EPS	$4.92
Pension mark-to-market adjustment	0.05
EPS, excluding pension mark-to-market adjustment	$4.97

We believe EPS, excluding pension mark-to-market adjustment is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

EPS utilizes weighted average shares outstanding - assuming dilution of 797.3 million. Mark-to-market uses a blended tax rate of 25.5%.

Q1’14 Results - 16

Honeywell International Inc.

Defense and Space Sales (Unaudited)

(Dollars in millions)

	Three Months Ended
	March 31,
	2014	2013
Defense and Space Sales	$1,092	$1,192